Exhibit 99.1

CarGurus Announces Fourth Quarter and Full-Year 2023 Results

4Q’23 Marketplace Revenue further accelerated to 10% YoY, fastest pace in 10 quarters

4Q'23 Consolidated Net Loss of $(22.6) million, down 197% YoY; 4Q'23 Non-GAAP Consolidated Adjusted EBITDA of $61.2 million, up 120% YoY

Repurchased $99.9 million worth of shares in 4Q’23 and a total of $204.1 million worth of shares in FY 2023

CAMBRIDGE, Mass., February 26, 2024 — CarGurus, Inc. (Nasdaq: CARG), the No. 1 visited digital auto platform for shopping, buying, and selling new and used vehicles1, today announced financial results for the fourth quarter and year ended December 31, 2023.

"We are extremely pleased with our performance, as our Marketplace business continued to accelerate in the fourth quarter, achieving the fastest pace of growth in nearly three years," said Jason Trevisan, Chief Executive Officer at CarGurus. "In December, we completed the acquisition of CarOffer, which further expanded our addressable market in the highly synergistic and underpenetrated digital wholesale sector. Throughout 2023 we added to our product suite and enriched our value proposition to meet the changing needs of dealers and consumers. Looking ahead to 2024, we will continue to invest in growth initiatives while maintaining financial discipline and prioritizing operational excellence and efficient capital allocation. We are excited by the opportunities in front of us, and we look forward to accelerating our momentum."

Fourth Quarter and Full Year Financial Highlights

	Three Months Ended		Year Ended
	December 31, 2023		December 31, 2023
	Results (in millions)	Variance from Prior Year	Results (in millions)	Variance from Prior Year
Revenue
Marketplace Revenue	$182.3	10%	$698.2	6%
Wholesale Revenue	22.0	(7)%	100.9	(58)%
Product Revenue	18.8	(81)%	115.1	(85)%
Total Revenue	$223.1	(22)%	$914.2	(45)%

Gross Profit	$168.0	23%	$651.5	(1)%
% Margin	75%	2,752 bps	71%	3,153 bps
Operating Expenses (1)	$190.3	77%	$618.8	13%
GAAP Consolidated Net (Loss) Income	$(22.6)	(197)%	$22.1	(72)%

Non-GAAP Consolidated Adjusted EBITDA (2)	$61.2	120%	$195.8	4%
% Margin	27%	1,770 bps	21%	1,008 bps

Cash, Cash Equivalents, and Short-Term Investments at period end	$312.1	(34)%	$312.1	(34)%

(1)
Inclusive of $48.2 million and $1.0M of stock-based compensation expense for CO Incentive Units, Subject Units (each as defined in the Company's Annual Report on Form 10-K as of December 31, 2023, filed on February 26, 2024), and payments made to noncontrolling interest holders, or collectively CarOffer, LLC Units, and transaction-related costs, respectively.
(2)
For more information regarding our use of Consolidated Adjusted EBITDA and other non-GAAP financial measures, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

	Three Months Ended		Year Ended
	December 31, 2023		December 31, 2023
	Results	Variance from Prior Year	Results	Variance from Prior Year
Key Performance Indicators (1)
U.S. Paying Dealers (2)	24,318	(1)%	24,318	(1)%
International Paying Dealers (2)	6,617	(2)%	6,617	(2)%
Total Paying Dealers (2)	30,935	(1)%	30,935	(1)%

U.S. QARSD (2)	$6,532	12%	$6,532	12%
International QARSD (2)	$1,773	16%	$1,773	16%
Consolidated QARSD (2)	$5,503	12%	$5,503	12%

Transactions	13,558	(26)%	65,418	(66)%

U.S. Average Monthly Unique Users (in millions) (3)	29.3	11%	31.2	7%
U.S. Average Monthly Sessions (in millions) (3)	76.8	10%	82.3	6%

International Average Monthly Unique Users (in millions) (3)	7.0	10%	7.1	7%
International Average Monthly Sessions (in millions) (3)	16.2	8%	16.5	8%

Segment Reporting (4)
U.S. Marketplace Segment Revenue (in millions)	$168.9	9%	$647.3	5%
U.S. Marketplace Segment Operating Income (in millions)	$43.3	22%	$127.7	(1)%
Digital Wholesale Segment Revenue (in millions)	$40.9	(66)%	$216.0	(78)%
Digital Wholesale Segment Operating Loss (in millions) (5)	$(67.2)	NM	$(96.4)	NM

(1)
For more information regarding our use of Key Performance Indicators, please see the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.
(2)
Metrics presented as of December 31, 2023.
(3)
CarOffer website is excluded from the metrics presented for users and sessions.
(4)
Effective as of the fourth quarter of 2022 the Company revised its segment reporting from one reportable segment to two reportable segments, U.S. Marketplace and Digital Wholesale. For more information regarding our segment reporting, please see the financial tables at the end of this press release.
(5)
NM - not meaningful as Digital Wholesale Segment Operating Loss is inclusive of certain one-time expenses in connection with the acquisition of the remaining minority equity interests in CarOffer, LLC.

First Quarter 2024 Guidance

The table below provides CarGurus’ guidance, which is based on recent market trends, industry conditions, and management’s expectations and assumptions as of today.

Guidance Metrics	Range
Total revenue	$201 million to $221 million
Marketplace revenue	$182 million to $187 million
Non-GAAP Consolidated Adjusted EBITDA	$41 million to $49 million
Non-GAAP EPS	$0.24 to $0.29

The first quarter 2024 non-GAAP EPS calculation assumes 108.8 million diluted weighted-average common shares outstanding.

The assumptions that are built into guidance for the first quarter 2024 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market trends and industry conditions. Guidance for the first quarter 2024 excludes macro-level industry issues that result in dealers and consumers materially changing their recent market behaviors or that cause us to enact measures to assist dealers. Guidance also excludes any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its guidance of non-GAAP consolidated adjusted EBITDA to GAAP consolidated net income or non-GAAP consolidated EPS to GAAP consolidated EPS because reconciling items between such GAAP and non-GAAP financial measures, which include, as applicable, stock-based compensation, stock-based compensation for CarOffer, LLC Units, amortization of intangible assets, impairment of long-lived assets, depreciation expenses, non-intangible amortization, transaction-related expenses, other income, net, the provision for income taxes, and income tax effects, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation, and number of future employee equity awards and the uncertainty relating to the timing, frequency, and effect of acquisitions and the significance of the resulting transaction-related expenses, and therefore cannot be determined without unreasonable effort.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its fourth quarter and full year 2023 financial results and business outlook at 5:00 p.m. Eastern Time today, February 26, 2024. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, February 26, 2024, until 11:59 p.m. Eastern Time on March 11, 2024, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13743012. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus platform gives consumers the confidence to purchase and/or sell a vehicle either online or in person, and it gives dealerships the power to accurately price, effectively market, instantly acquire, and quickly sell vehicles, all with a nationwide reach. The Company uses proprietary technology, search algorithms, and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S.1

1Source: SimilarWeb: Traffic Report, Q4 2023, U.S.

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are property of their respective owners.

© 2024 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. Other than statements of historical facts, all statements contained in this press release, including statements regarding our future financial and business performance for the first quarter 2024; our expectation that we will continue to invest in growth initiatives; our ability to quickly make transformations necessary for our business to achieve long-term goals; and the impact of macro-level issues on our industry, business, and financial results, are forward-looking statements. The words “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “guide,” “guidance,” “intend,” “may,” “might,” “plan,” “potential,” “predicts,” “projects,” “seeks,” “should,” “target,” “will,” “would,” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. You should not rely upon forward-looking statements as predictions of future events.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including risks related to our growth and our ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; increased inflation and interest rates, global supply chain challenges, and other macroeconomic issues; the material weakness identified in our internal controls over financial reporting; changes in our key personnel; natural disasters, epidemics, or pandemics; and our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the U.S. Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Kirndeep Singh

Vice President, Investor Relations

investors@cargurus.com

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$291,363	$469,517
Short-term investments	20,724	—
Accounts receivable, net of allowance for doubtful accounts of $610 and $1,809, respectively	39,963	46,817
Inventory	331	5,282
Prepaid expenses, prepaid income taxes and other current assets	25,152	21,972
Deferred contract costs	11,095	8,541
Restricted cash	2,563	5,237
Total current assets	391,191	557,366
Property and equipment, net	83,370	40,128
Intangible assets, net	23,056	53,054
Goodwill	157,898	157,467
Operating lease right-of-use assets	169,682	56,869
Restricted cash	—	9,378
Deferred tax assets	73,356	35,488
Deferred contract costs, net of current portion	12,998	8,853
Other non-current assets	7,376	8,499
Total assets	$918,927	$927,102
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable	$47,854	$32,529
Accrued expenses, accrued income taxes and other current liabilities	33,718	39,193
Deferred revenue	21,322	12,249
Operating lease liabilities	12,284	14,762
Total current liabilities	115,178	98,733
Operating lease liabilities	182,106	51,656
Deferred tax liabilities	58	54
Other non–current liabilities	4,733	5,301
Total liabilities	302,075	155,744
Redeemable noncontrolling interest	—	36,749
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 92,175,243 and 101,636,649 shares issued and outstanding at December 31, 2023 and 2022, respectively	92	102
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 15,999,173 and 15,999,173 shares issued and outstanding at December 31, 2023 and 2022, respectively	16	16
Additional paid–in capital	263,498	413,092
Retained earnings	354,147	323,043
Accumulated other comprehensive loss	(901)	(1,644)
Total stockholders’ equity	616,852	734,609
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$918,927	$927,102

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue
Marketplace	$182,250	$166,247	$698,236	$658,771
Wholesale	22,035	23,659	100,908	237,635
Product	18,838	96,838	115,098	758,629
Total revenue	223,123	286,744	914,242	1,655,035
Cost of revenue(1)
Marketplace	14,190	15,618	60,020	56,040
Wholesale	22,286	29,957	90,066	176,446
Product	18,612	104,127	112,702	764,996
Total cost of revenue	55,088	149,702	262,788	997,482
Gross profit	168,035	137,042	651,454	657,553
Operating expenses:
Sales and marketing	73,827	70,203	304,070	336,708
Product, technology, and development	36,737	31,553	146,169	123,768
General and administrative	75,667	1,722	152,757	73,117
Depreciation and amortization	4,069	3,943	15,831	15,482
Total operating expenses	190,300	107,421	618,827	549,075
Income from operations	(22,265)	29,621	32,627	108,478
Other income, net:
Interest income	5,093	2,339	18,430	3,845
Other income (expense), net	782	620	630	(961)
Total other income, net	5,875	2,959	19,060	2,884
Income before income taxes	(16,390)	32,580	51,687	111,362
Provision for income taxes	6,213	9,349	29,634	32,408
Consolidated net income	(22,603)	23,231	22,053	78,954
Net loss attributable to redeemable noncontrolling interest	(4,698)	(1,562)	(14,889)	(5,433)
Net (loss) income attributable to CarGurus, Inc.	$(17,905)	$24,793	$36,942	$84,387
Deemed dividend on redemption of noncontrolling interest	5,838	—	5,838	—
Accretion of redeemable noncontrolling interest to redemption value	—	(134,454)	—	(109,398)
Net (loss) income attributable to common stockholders	$(23,743)	$159,247	$31,104	$193,785
Net (loss) income per share attributable to common stockholders:
Basic	$(0.21)	$1.34	$0.27	$1.64
Diluted	$(0.21)	$0.20	$0.19	$0.62
Weighted–average number of shares of common stock used in computing net (loss) income per share attributable to common stockholders:
Basic	110,988,515	118,783,793	113,240,139	118,474,991
Diluted	110,988,515	119,117,004	114,188,834	128,150,974
(1)
Includes depreciation and amortization expense for the three months ended December 31, 2023 and 2022 and for the twelve months ended December 31, 2023 and 2022 of $8,692, $7,789, $32,643, and $29,852, respectively.

Unaudited Segment Revenue

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Segment Revenue: (1)
U.S. Marketplace	$168,897	$155,092	$647,284	$614,136
Digital Wholesale	40,872	120,497	216,005	996,264
Other	13,354	11,155	50,953	44,635
Total	$223,123	$286,744	$914,242	$1,655,035

Unaudited Segment (Loss) Income from Operations

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Segment Income (Loss) from Operations: (1)(2)
U.S. Marketplace	$43,281	$35,613	$127,724	$128,455
Digital Wholesale	(67,199)	(3,486)	(96,383)	(11,834)
Other	1,653	(2,506)	1,286	(8,143)
Total	$(22,265)	$29,621	$32,627	$108,478

(1)
Effective as of the fourth quarter of 2022 the Company revised its segment reporting from one reportable segment to two reportable segments, U.S. Marketplace and Digital Wholesale. The U.S. Marketplace segment derives revenue from marketplace services from customers within the U.S. The Digital Wholesale segment derives revenue from Dealer-to-Dealer and Instant Max Cash Offer ("IMCO") services and products which are sold on the CarOffer platform. The Company also has two operating segments which are individually immaterial and therefore aggregated into the Other category to reconcile reportable segments to the consolidated income statements. The Other category derives revenues from marketplace services from customers outside of the U.S.
(2)
For the year ended December 31, 2022, Digital Wholesale segment loss from operations did not reflect certain Dealer-to-Dealer- and IMCO-related capitalized website development amortization incurred by the U.S. Marketplace segment. During the three months ended March 31, 2023, the Company updated Digital Wholesale segment income (loss) from operations to reflect certain Dealer-to-Dealer- and IMCO-related capitalized website development amortization incurred by the U.S. Marketplace segment and accordingly updated Digital Wholesale segment income (loss) from operations for the three months and the year ended December 31, 2022, respectively, for comparative purposes.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Operating Activities
Consolidated net income	$(22,603)	$23,231	$22,053	$78,954
Adjustments to reconcile consolidated net income to net cash provided by (used in) operating activities:
Depreciation and amortization	12,761	11,732	48,474	45,334
Gain on sale of property and equipment	—	—	(460)	—
Currency (gain) loss on foreign denominated transactions	(532)	(462)	(283)	155
Other non-cash expense, net	(80)	—	88	—
Deferred taxes	(5,735)	8,551	(37,864)	(22,114)
Provision for doubtful accounts	131	640	378	1,769
Stock-based compensation expense	19,968	13,227	63,737	54,777
Amortization of deferred financing costs	128	129	515	136
Amortization of deferred contract costs	3,188	2,735	11,817	11,067
Impairment of long-lived assets	—	165	184	165
Changes in operating assets and liabilities:
Accounts receivable	10,638	89,470	10,975	152,954
Inventory	(3,001)	22,884	1,958	14,374
Prepaid expenses, prepaid income taxes, and other assets	(7,525)	8,102	(1,498)	(6,573)
Deferred contract costs	(4,752)	(4,608)	(18,440)	(13,697)
Accounts payable	903	(36,357)	2,080	(35,047)
Accrued expenses, accrued income taxes, and other liabilities	(4,435)	(44,001)	(3,419)	(25,077)
Deferred revenue	270	(505)	9,067	(525)
Lease obligations	3,172	370	15,165	(546)
Net cash provided by operating activities	2,496	95,303	124,527	256,106
Investing Activities
Purchases of property and equipment	(15,515)	(1,756)	(24,563)	(5,924)
Proceeds from sale of property and equipment	—	—	460	—
Capitalization of website development costs	(4,875)	(3,071)	(16,648)	(11,346)
Purchases of short-term investments	(1,268)	—	(98,016)	—
Maturities of short-term investments	—	—	—	90,000
Sale of short-term investments	72,462	—	77,462	—
Advance payments to customers, net of collections	2,649	—	(259)	—
Net cash provided by (used in) investing activities	53,453	(4,827)	(61,564)	72,730
Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	—	2	74	721
Payment of finance lease obligations	(18)	(17)	(70)	(68)
Payment of withholding taxes on net share settlements of restricted stock units	(3,859)	(1,851)	(15,597)	(16,022)
Repurchase of common stock	(101,115)	(14,428)	(208,524)	(14,428)
Payment of deferred financing costs	—	—	—	(2,578)
Payment of tax distributions to redeemable noncontrolling interest holders	—	(70)	(38)	(19,913)
Acquisition of remaining interest in CarOffer, LLC	(25,014)	—	(25,014)	—
Change in gross advance payments received from third-party transaction processor	48	(18,567)	(4,475)	(40,332)
Net cash used in financing activities	(129,958)	(34,931)	(253,644)	(92,620)
Impact of foreign currency on cash, cash equivalents, and restricted cash	981	1,276	475	(364)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(73,028)	56,821	(190,206)	235,852
Cash, cash equivalents, and restricted cash at beginning of period	366,954	427,311	484,132	248,280
Cash, cash equivalents, and restricted cash at end of period	$293,926	$484,132	$293,926	$484,132

Unaudited Reconciliation of GAAP Consolidated Net Income to Non-GAAP Consolidated Net Income and Non-GAAP Net Income Attributable to Common Stockholders

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022(1)	2023	2022(1)
GAAP consolidated net income	$(22,603)	$23,231	$22,053	$78,954
Stock-based compensation expense	14,071	13,227	57,913	54,777
Stock-based compensation expense for CarOffer, LLC Units	55,543	(26,898)	55,543	(21,095)
Amortization of intangible assets	7,513	7,670	30,062	30,716
Transaction-related expenses	1,044	—	1,044	—
Income tax effects and adjustments	(16,765)	200	(27,452)	(13,954)
Non-GAAP consolidated net income	$38,803	$17,430	$139,163	$129,398
Non-GAAP net loss attributable to redeemable noncontrolling interest	(456)	(8,831)	(1,686)	(1,649)
Non-GAAP net income attributable to common stockholders	$39,259	$26,261	$140,849	$131,047
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.35	$0.22	$1.24	$1.11
Diluted	$0.35	$0.22	$1.23	$1.02
Shares used in Non-GAAP per share calculations
Basic	110,989	118,784	113,240	118,475
Diluted	110,989	119,117	114,189	128,151
(1)
We have updated the table above to separately disclose the stock-based compensation expense for CarOffer, LLC Units and, as such, have updated the three months and year ended December 31, 2022 for comparative purposes.

Unaudited Reconciliation of GAAP Net Loss Attributable to Redeemable Noncontrolling Interest to Non-GAAP Net Loss Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022(1)	2023	2022(1)
GAAP net loss attributable to redeemable noncontrolling interest	$(4,698)	$(1,562)	$(14,889)	$(5,433)
Stock-based compensation expense(2)	144	213	783	731
Stock-based compensation expense for CarOffer, LLC Units (2)	2,249	(10,256)	2,249	(8,043)
Amortization of intangible assets(2)	1,849	2,774	10,171	11,096
Non-GAAP net loss attributable to redeemable noncontrolling interest	$(456)	$(8,831)	$(1,686)	$(1,649)
(1)
We have updated the table above to separately disclose the stock-based compensation expense for CarOffer, LLC Units and, as such, have updated the three months and year ended December 31, 2022 for comparative purposes.
(2)
These exclusions are adjusted to reflect the noncontrolling interest of 38% for the period prior to our acquisition of the remaining minority equity interests in CarOffer, LLC (the "2023 CarOffer Transaction").

Unaudited Reconciliation of GAAP Consolidated Net Income to Consolidated Adjusted EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022(1)	2023	2022(1)
GAAP consolidated net income	$(22,603)	$23,231	$22,053	$78,954
Depreciation and amortization	12,761	11,732	48,474	45,334
Impairment of long-lived assets	—	165	184	165
Stock-based compensation expense	14,071	13,227	57,913	54,777
Stock-based compensation expense for CarOffer, LLC Units	55,543	(26,898)	55,543	(21,095)
Transaction-related expenses	1,044	—	1,044	—
Other income, net	(5,875)	(2,959)	(19,060)	(2,884)
Provision for income taxes	6,213	9,349	29,634	32,408
Consolidated Adjusted EBITDA	61,154	27,847	195,785	187,659
Adjusted EBITDA attributable to redeemable noncontrolling interest	(303)	(8,047)	83	1,006
Adjusted EBITDA	$61,457	$35,894	$195,702	$186,653
(1)
We have updated the table above to separately disclose the stock-based compensation expense for CarOffer, LLC Units and, as such, have updated the three months and year ended December 31, 2022 for comparative purposes.

Unaudited Reconciliation of GAAP Net Loss Attributable to Redeemable Noncontrolling Interest to Adjusted EBITDA Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022(1)	2023	2022(1)
GAAP net loss attributable to redeemable noncontrolling interest	$(4,698)	$(1,562)	$(14,889)	$(5,433)
Depreciation and amortization (2)	1,989	2,937	10,863	11,702
Impairment of long-lived assets (2)	—	63	67	63
Stock-based compensation expense (2)	144	213	783	731
Stock-based compensation expense for CarOffer, LLC Units (2)	2,249	(10,256)	2,249	(8,043)
Other expense, net (2)	13	656	985	2,007
Provision for income taxes (2)	—	(98)	25	(21)
Adjusted EBITDA attributable to redeemable noncontrolling interest	$(303)	$(8,047)	$83	$1,006
(1)
We have updated the table above to separately disclose the stock-based compensation expense for CarOffer, LLC Units and, as such, have updated the three months and year ended December 31, 2022 for comparative purposes.
(2)
These exclusions are adjusted to reflect the noncontrolling interest of 38% for the period prior to the 2023 CarOffer Transaction.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022(1)	2023	2022(1)
Revenue	$223,123	$286,744	$914,242	$1,655,035
Cost of revenue	55,088	149,702	262,788	997,482
GAAP gross profit	168,035	137,042	651,454	657,553
Stock-based compensation expense included in Cost of revenue	186	114	699	475
Stock-based compensation expense for CarOffer, LLC Units included in Cost of revenue	1,671	(56)	1,671	—
Amortization of intangible assets included in Cost of revenue(2)	5,250	5,350	21,016	21,400
Non-GAAP gross profit	$175,142	$142,450	$674,840	$679,428

GAAP gross profit margin	75%	48%	71%	40%
Non-GAAP gross profit margin	78%	50%	74%	41%
(1)
We have updated the table above to separately disclose the stock-based compensation expense for CarOffer, LLC Units and, as such, have updated the three months and year ended December 31, 2022 for comparative purposes.

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended December 31,
	2023						2022(1)
	GAAP expense	Stock-based compensation expense	Stock-based compensation expense for CarOffer, LLC Units	Amortization of intangible assets	Transaction-related expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Stock-based compensation expense for CarOffer, LLC Units	Amortization of intangible assets	Transaction-related expenses	Non-GAAP expense
Cost of revenue	$55,088	$(186)	$(1,671)	$(5,250)	$—	$47,981	$149,702	$(114)	$56	$(5,350)	$—	$144,294
Sales and marketing	73,827	(2,701)	(2,273)	—	(1)	68,852	70,203	(2,421)	2,861	—	—	70,643
Product, technology, and development	36,737	(5,408)	(2,458)	—	(3)	28,868	31,553	(5,296)	1,750	—	—	28,007
General and administrative	75,667	(5,776)	(49,141)	—	(1,040)	19,710	1,722	(5,396)	22,231	—	—	18,557
Depreciation & amortization	4,069	—	—	(2,263)	—	1,806	3,943	—	—	(2,320)	—	1,623
Operating expenses(2)	$190,300	$(13,885)	$(53,872)	$(2,263)	$(1,044)	$119,236	$107,421	$(13,113)	$26,842	$(2,320)	$—	$118,830
Total cost of revenue and operating expenses	$245,388	$(14,071)	$(55,543)	$(7,513)	$(1,044)	$167,217	$257,123	$(13,227)	$26,898	$(7,670)	$—	$263,124

	Year Ended December 31,
	2023						2022(1)
	GAAP expense	Stock-based compensation expense	Stock-based compensation expense for CarOffer, LLC Units	Amortization of intangible assets	Transaction-related expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Stock-based compensation expense for CarOffer, LLC Units	Amortization of intangible assets	Transaction-related expenses	Non-GAAP expense
Cost of revenue	$262,788	$(699)	$(1,671)	$(21,016)	$—	$239,402	$997,482	$(475)	$—	$(21,400)	$—	$975,607
Sales and marketing	304,070	(11,437)	(2,273)	—	(1)	290,359	336,708	(9,843)	2,110	—	—	328,975
Product, technology, and development	146,169	(23,476)	(2,458)	—	(3)	120,232	123,768	(21,532)	1,266	—	—	103,502
General and administrative	152,757	(22,301)	(49,141)	—	(1,040)	80,275	73,117	(22,927)	17,719	—	—	67,909
Depreciation & amortization	15,831	—	—	(9,046)	—	6,785	15,482	—	—	(9,316)	—	6,166
Operating expenses(2)	$618,827	$(57,214)	$(53,872)	$(9,046)	$(1,044)	$497,651	$549,075	$(54,302)	$21,095	$(9,316)	$—	$506,552
Total cost of revenue and operating expenses	$881,615	$(57,913)	$(55,543)	$(30,062)	$(1,044)	$737,053	$1,546,557	$(54,777)	$21,095	$(30,716)	$—	$1,482,159
(1)
We have updated the table above to separately disclose the stock-based compensation expense for CarOffer, LLC Units and, as such, have updated the three months and year ended December 31, 2022 for comparative purposes.
(2)
Operating expenses include sales and marketing, product, technology, and development, general and administrative, and depreciation & amortization.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP net cash and cash equivalents provided by operating activities	$2,496	$95,303	$124,527	$256,106
Purchases of property and equipment	(15,515)	(1,756)	(24,563)	(5,924)
Capitalization of website development costs	(4,875)	(3,071)	(16,648)	(11,346)
Non-GAAP free cash flow	$(17,894)	$90,476	$83,316	$238,836

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the U.S. ("GAAP"), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation, and number of future employee equity awards and the uncertainty relating to the timing, frequency, and effect of acquisitions and the significance of the resulting transaction-related expenses, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We monitor operating measures of certain non-GAAP items including non-GAAP gross profit, non-GAAP gross margin, non-GAAP expense, non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders. These non-GAAP financial measures exclude the effect of stock-based compensation expense, stock-based compensation expense for CarOffer, LLC Units, and amortization of intangible assets. Non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders also exclude certain income tax effects and adjustments. Non-GAAP net income attributable to common stockholders and non-GAAP net income per share attributable to common stockholders also exclude non-GAAP net loss attributable to redeemable noncontrolling interest. We define non-GAAP net income (loss) attributable to redeemable noncontrolling interest as net loss attributable to redeemable noncontrolling interest, adjusted to exclude: stock-based compensation expense, stock-based compensation expense for CarOffer, LLC Units, and amortization of intangible assets. These exclusions are adjusted for redeemable noncontrolling interest. Our calculations of non-GAAP net income per share attributable to common stockholders utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

We define Consolidated Adjusted EBITDA as consolidated net income, adjusted to exclude: depreciation and amortization, impairment of long-lived assets, stock‑based compensation expense, stock-based compensation expense for CarOffer, LLC Units, transaction-related expenses, other income, net, and provision for income taxes. We define Adjusted EBITDA as Consolidated Adjusted EBITDA adjusted to exclude Adjusted EBITDA attributable to redeemable noncontrolling interest. We define Adjusted EBITDA attributable to redeemable noncontrolling interest as net loss attributable to redeemable noncontrolling interest, adjusted to exclude: depreciation and amortization, impairment of long-lived assets, stock‑based compensation expense, stock-based compensation expense for CarOffer, LLC Units, other expense, net, and provision for income taxes. These exclusions are adjusted for redeemable noncontrolling interest of 38% by taking the noncontrolling interest's full financial results and multiplying each line item in the reconciliation by 38%. We note that we use 38%, versus 49%, to allocate the share of loss because it represents the portion attributable to the redeemable noncontrolling interest. The 38% is exclusive of CO Incentive Units, Subject Units, and 2021 Incentive Units (each as defined in the Company's Annual Report on Form 10-K as of December 31, 2023, filed on February 26, 2024) liability-classified awards which do not participate in the share of income (loss). Adjusted EBITDA attributable to redeemable noncontrolling interest is reflective of the 2023 CarOffer Transaction. Following the 2023 CarOffer Transaction, there is no redeemable noncontrolling interest as of December 1, 2023.

We have presented Consolidated Adjusted EBITDA and Adjusted EBITDA, because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Consolidated Adjusted EBITDA and Adjusted EBITDA can produce a useful measure for period‑to‑period comparisons of our business. We have presented Adjusted EBITDA attributable to redeemable noncontrolling interest because it is used by our management to reconcile Consolidated Adjusted EBITDA to Adjusted EBITDA. It represents the portion of Consolidated Adjusted EBITDA that is attributable to our noncontrolling interest. Adjusted EBITDA attributable to redeemable noncontrolling interest is not intended to be reviewed on its own.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period. The number of paying dealers we have is important to us and we believe it provides valuable information to investors because it is indicative of the value proposition of our marketplace products, as well as our sales and marketing success and opportunity, including our ability to retain paying dealers and develop new dealer relationships.

We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace revenue primarily from subscriptions to our Listings packages, Real-time Performance Marketing, our digital advertising suite, and other digital add-on products during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two. This information is important to us, and we believe it provides useful information to investors, because we believe that our ability to grow QARSD is an indicator of the value proposition of our products and the return on investment that our paying dealers realize from our products. In addition, increases in QARSD, which we believe reflect the value of exposure to our engaged audience in relation to subscription cost, are driven in part by our ability to grow the volume of connections to our users and the quality of those connections, which result in increased opportunity to upsell package levels and cross-sell additional products to our paying dealers.

For each of our websites (excluding the CarOffer website), we define a monthly unique user as an individual who has visited any such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our website within a calendar month, each such visit is counted as a separate unique user. We view our average monthly unique users as a key indicator of the quality of our user experience, the effectiveness of our advertising and traffic acquisition, and the strength of our brand awareness. Measuring unique users is important to us and we believe it provides useful information to our investors because our marketplace revenue depends, in part, on our ability to provide dealers with connections to our users and exposure to our marketplace audience. We define connections as interactions between consumers and dealers on our marketplace through phone calls, email, managed text and chat, and clicks to access the dealer’s website or map directions to the dealership.

We define monthly sessions as the number of distinct visits to our websites (excluding the CarOffer website) that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our U.S. and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, and (iii) Greenwich Mean Time for our U.K. websites. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer. We believe that measuring the volume of sessions in a time period, when considered in conjunction with the number of unique users in that time period, is an important indicator to us of consumer satisfaction and engagement with our marketplace, and we believe it provides useful information to our investors because the more satisfied and engaged consumers we have, the more valuable our service is to dealers.

We define Transactions within the Digital Wholesale segment as the number of vehicles processed from car dealers, consumers, and other marketplaces through the CarOffer website within the applicable period. Transactions consists of each unique vehicle (based on vehicle identification number) that reaches "sold and invoiced" status on the CarOffer website within the applicable period, including vehicles sold to car dealers, vehicles sold at third-party auctions, vehicles ultimately sold to a different buyer, and vehicles that are returned to their owners without completion of a sale transaction. We exclude vehicles processed within CarOffer's intra-group trading solution (Group Trade) from the definition of Transactions, and we only count any unique vehicle once even if it reaches sold status multiple times. Digital Wholesale includes Dealer-to-Dealer transactions and IMCO transactions. We view Transactions as a key business metric, and we believe it provides useful information to investors, because it provides insight into growth and revenue for the Digital Wholesale segment. Transactions drive a significant portion of Digital Wholesale segment revenue. We believe growth in Transactions demonstrates consumer and dealer utilization and our market share penetration in the Digital Wholesale segment.